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                                                                     Exhibit (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 28, 2006, relating to the financial statements and financial highlights which appear in the May 31, 2006 Annual Report to Shareholders of The Performance Funds Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

Columbus, Ohio
September 29, 2006